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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland 21031

July 12, 2004

By Email

Institutional Shareholder Services
2099 Gaither Road, Suite 501
Rockville, Maryland 20850-4045
ATTENTION: Anthony Davidson

    Re:    TESSCO Technologies Incorporated.

Dear Mr. Davidson:

        In connection with the 2004 Annual Meeting of Stockholders of TESSCO Technologies Incorporated (the "Company"), scheduled to occur on July 22, 2004 (the "Annual Meeting"), the Board of Directors of the Company intends to submit to the stockholders for approval, as Proposal No. 2, the readoption of the 1994 TESSCO Technologies Incorporated Stock and Incentive Plan (the "Plan") and the extension of the date through which awards may be granted thereunder to July 22, 2009.

        Institutional Shareholder Services, in its Proxy Analysis of matters to be voted upon at the Annual Meeting has recommended a vote against Proposal No. 2 and readoption of the Plan. You have advised that the reason for this recommendation is because the Plan contains, in Section 7(a)(i)(B) thereof, the following language: "In the discretion of the Committee, the Company may agree to repurchase Options for cash."

        This letter is to confirm that the Plan will be amended at the next meeting of the TESSCO Board of Directors to remove the quoted language in the previous paragraph. For your convenience, a copy of Section 7(a)(i)(B) of the Plan, marked to reflect this change is attached hereto as Annex A.

        In connection with these undertakings, please accept my request that ISS amend its Proxy Analysis to recommend approval by stockholders of Proposal No. 2 and readoption of the Plan and extension of the date through which awards may be issued.

        Please do not hesitate to contact Robert C. Singer, our Senior Vice President and Chief Financial Officer, in the event that you have any questions or comments.

                      Sincerely,

                      /s/ Robert B. Barnhill, Jr.

                      Robert B. Barnhill, Jr.
                      Chairman of the Board, President and
                      Chief Executive Officer

ANNEX A

SECTION 7 (a) (i)(B):

        The grant of Options hereunder shall be subject to guidelines adopted by the Committee with respect to the timing and size of such Options. In addition, the Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Committee. The right of a participant to exercise an Option shall be cancelled if and to the extent that Shares covered by such Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right. ~~In the discretion of the Committee, the Company may agree to repurchase Options for cash.~~

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ANNEX A